SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials

☐ Soliciting Material Pursuant to Sec. 240.14a-12

The Nottingham Investment Trust II
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transactions applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

PROXY CARD FOR

The Nottingham Investment Trust II

THE BROWN CAPITAL MANAGEMENT MID-CAP FUND
Proxy for A Special Meeting of Shareholders – October 26, 2011
Proxy Solicited on Behalf of the Board of Trustees

The undersigned hereby appoints Keith A. Lee and Robert L. Young III, and each of them, as proxies with full power of substitution to act for and vote on behalf of the undersigned all shares of the above referenced Fund, which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at the offices of Brown Capital Management, LLC, 1201 N. Calvert Street, Baltimore, Maryland 21202 at 1:00 p.m. Eastern Time on October 26, 2011, or at any adjournment thereof, on the proposals described below, as set forth in the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement dated September 30, 2011, receipt of which is acknowledged by the undersigned. PLEASE INDICATE ANY CHANGES OF ADDRESS BELOW. This proxy may be revoked at any time prior to the exercise of the powers conferred thereby.

The Board of Trustees recommends voting “FOR” the proposals with respect to the above referenced Fund. You may only complete this proxy with respect to the Fund(s) in which you were a shareholder of record as of September 1, 2011.

QUESTIONS ABOUT THIS PROXY?  Should you have any questions about the proxy materials or regarding how to vote your shares, please contact our proxy information line toll-free at 1-800-232-1217. Representatives are available Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on October 26, 2011

The proxy statement for this meeting is available at: www.proxyonline.us/docs/brownfunds.pdf

PLEASE FOLD HERE AND RETURN THE ENTIRE BALLOT – DO NOT DETACH

Please see the instructions below if you wish to vote by PHONE (live proxy representative or touch-tone phone), by MAIL or via the INTERNET. Please use whichever method is most convenient for you. If you choose to vote via the Internet or by phone, you should not mail your proxy card. Please vote today!

PHONE:
To cast your vote by phone with a proxy voting representative, call toll-free 1-800-232-1217 and provide the representative with the control number found at right. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.
PROXY CONTROL NUMBER: SAMPLE BALLOT ONLY
MAIL:	To vote your proxy by mail, check the appropriate voting box on the reverse side of this proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
NOTE: Please sign your name or names as they appear to authorize the voting of your shares as indicated. Where shares are registered with joint owners, all joint owners should sign. Persons signing as executors, administrators, trustees, etc., should so indicate.

Options below are available 24 hours a day / 7 days a week
PHONE:	To cast your vote via a touch-tone voting line, call toll-free 1-888-227-9349 and enter the control number found at right.	Shareholder sign here Date

INTERNET:	To vote via the Internet, go to www.proxyonline.us and enter the control number found on the reverse side of this proxy card.	Joint owner sign here Date

THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

In order to vote your shares, please sign and date this card and return it in the envelope provided. By returning this card, you authorize the proxies to vote on the proposal as marked, or, if not marked, your shares will be voted in favor of the proposals.

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

	FOR ALL	AGAINST ALL	ABSTAIN ALL
TO VOTE ALL PROPOSALS IN THE SAME MANNER PLEASE MARK ONE OF THE BOXES AT THE RIGHT	☐	☐	☐

TO VOTE FOR EACH PROPOSAL SEPARATELY PLEASE USE THE BOXES BELOW:

	FOR	AGAINST	ABSTAIN
1. To approve the Agreement and Plan of Reorganization pursuant to which the Fund would be reorganized into a corresponding series of Brown Capital Management Mutual Funds, a newly established Delaware statutory Trust.	☐	☐	☐

2. To approve revisions to the Fund’s fundamental investment restrictions.

2.1 To amend the fundamental investment restriction regarding diversification.	☐	☐	☐

2.2 To eliminate the fundamental investment restriction regarding investments of securities of issuers owned by officers or trustees.	☐	☐	☐

2.3 To eliminate the fundamental investment restriction regarding investments for exercising control over an issuer.	☐	☐	☐

2.4 To amend the fundamental investment restriction regarding real estate/oil, gas, mineral leases.	☐	☐	☐

2.5 To eliminate the fundamental investment restriction regarding purchasing securities on margin.	☐	☐	☐

2.6 To eliminate the fundamental investment restriction regarding short sales.	☐	☐	☐

2.7 To eliminate the fundamental investment restriction regarding joint trading accounts.	☐	☐	☐

2.8 To amend the fundamental investment restriction regarding lending.	☐	☐	☐

2.9 To eliminate the fundamental investment restriction regarding investments in “unseasoned companies.”	☐	☐	☐

2.10 To eliminate the fundamental investment restriction regarding repurchase agreements / readily marketable securities.	☐	☐	☐

2.11 To amend the fundamental investment restriction regarding senior securities / borrowing.	☐	☐	☐

2.12 To amend the fundamental investment restriction regarding commodities.	☐	☐	☐

2.13 To eliminate the fundamental investment restriction regarding restricted securities.	☐	☐	☐

2.14 To eliminate the fundamental investment restriction regarding foreign securities.	☐	☐	☐

3.To approve a new Investment Advisory Agreement between the Fund and Brown Capital Management, LLC	☐	☐	☐

4.To approve a Distribution Plan and related fee of 0.25% for the Fund.	☐	☐	☐